Exhibit (11) - Computation of Earnings Per Share

                                   Three Months Ended        Six Months Ended
                                         June 30                  June 30
                                  ------------------        -----------------
                                   1999         1998         1999        1998
                                   ----         ----         ----        ----
Basic:

Average shares
  outstanding                   18,065,871    18,415,792    18,105,252    18,297,418
                               ===========   ===========   ===========   ===========

Net earnings applicable
  to common stock and
  common stock
  equivalents                  $ 6,963,000   $ 5,686,000   $12,692,000   $10,591,000
                               ===========   ===========   ===========   ===========

Basic earnings per share             $0.39         $0.31         $0.70         $0.58
                                     =====         =====         =====         =====

Diluted:
  Average shares
  outstanding                   18,065,871    18,415,792    18,105,252    18,297,418

Net effect of dilutive stock
  options based on treasury
  stock method using the
  average market price to
  common stock and common
  stock equivalents                 32,267       133,828        24,422       121,337
                               -----------   -----------   -----------   -----------

Average number of common
  shares and common
  equivalent shares             18,098,138    18,549,620    18,129,674    18,418,755
                               ===========   ===========   ===========   ===========

Net earnings applicable
  to common stock and
  common stock
  equivalents                  $ 6,963,000   $ 5,686,000   $12,692,000   $10,591,000
                               ===========   ===========   ===========   ===========

Diluted earnings
  per share                          $0.38         $0.31         $0.70         $0.58
                                     =====         =====         =====         =====





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                    SIMPSON INDUSTRIES, INC.
                                                    Registrant

August 11, 1999                                     /s/Vinod M. Khilnani
                                                    Vinod M. Khilnani
                                                    Vice President and
                                                    Chief Financial Officer